Exhibit 99.1
GoHealth Reports Third Quarter 2023 Results
CHICAGO, November 9, 2023 — GoHealth, Inc. (NASDAQ: GOCO) (“GoHealth” or the “Company”), a leading health insurance marketplace and Medicare-focused digital health company, today announced financial results for the three and nine months ended September 30, 2023.

•Third quarter 2023 net revenues of $132.0 million, compared to $133.1 million in the prior year period; YTD 2023 net revenues of $458.0 million, a decrease of $104.3 million compared to $562.3 million in the prior year period.
•Third quarter 2023 Submissions of 161,550, a 31% improvement compared to 122,964 Submissions in the prior year period.
•Third quarter 2023 net loss of $56.2 million, an improvement of $18.5 million compared to $74.7 million in the prior year period; YTD 2023 net loss of $149.0 million, an improvement of $76.7 million compared to $225.6 million in the prior year period.
•Third quarter 2023 Adjusted EBITDA1 of negative $11.5 million, an improvement of $2.9 million compared to negative $14.3 million in the prior year period; YTD 2023 Adjusted EBITDA1 of $18.1 million, an improvement of $53.1 million compared to negative $35.0 million in the prior year period.
•Third quarter 2023 trailing twelve months negative cash flow from operations was $3.2 million, an improvement of $121.5 million compared to negative cash flow from operations of $124.7 million in the prior year period. Cash flow from operations was lower than expected because approximately $72.0 million of payments from health plan partners, expected in the third quarter, were received shortly after quarter end.
•Third quarter 2023 performance reflects investments made in advance of the 2023 Annual Enrollment Period, which began on October 15. These investments include the testing of marketing strategies, the introduction of technological enhancements and the ongoing development of agents.

"At GoHealth, our relentless commitment to enhancing the consumer experience has been a driving force behind our transition to Encompass, our new enrollment and engagement solution, which should position us for success during the 2023 Annual Enrollment Period," emphasized Vijay Kotte, CEO of GoHealth. "Encompass offers a standardized workflow, ensuring a consistent consumer experience that not only elevates quality but also bolsters cost efficiency. Our quarterly results showcase year-over-year growth, while we believe our full-year guidance points towards a substantial improvement in cash flow from operations and a rapid increase towards profitability."

"As we embark on the next phase of our growth journey, I take great pride in sharing that GoHealth has consistently made strides, harnessing the potential of our advanced technology tools. These advancements have not only yielded early efficiency gains but have also paved the way for access to new segments of the Medicare marketplace via our unparalleled personalized consumer experience," continued Kotte.

"As we report our latest financial results, I am pleased to confirm our guidance as a testament to our strong performance and confidence in our future. Our expectations for full year 2023 total net revenue and Adjusted EBITDA, both excluding Non-Encompass BPO Services, reflect our dedication to sustained growth and the delivery of value to our shareholders. Our focus on the shift to our Encompass model and operational excellence fuels our enthusiasm for the quarters ahead, and we eagerly anticipate building on this momentum," stated Jason Schulz, CFO of GoHealth.

Conference Call Details

The Company will host a conference call today, Thursday, November 9, 2023 at 8:00 a.m. (ET) to discuss its financial results. A live audio webcast of the conference call will be available via GoHealth's Investor Relations website, https://investors.gohealth.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.
About GoHealth, Inc.
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for consumers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and health plan partner that is right for them. GoHealth has enrolled millions of people in Medicare plans and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
John Shave
JShave@gohealth.com

Media Relations:
Pressinquiries@gohealth.com
(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)Non-Encompass BPO Services are those services in which we dedicate certain agents to specific health plan partners and agencies, outside of the Encompass Solution.
(3)Net revenue excluding Non-Encompass BPO Services revenue and Adjusted EBITDA excluding Non-Encompass BPO Services gross margin are non-GAAP measures. For definitions and further explanation, please see below.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (“the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth, level of cash flow, technological capabilities and operational efficiency are forward-looking statements.

In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “aim,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “likely,” “future,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the following: the marketing and sale of Medicare plans are subject to numerous, complex and frequently changing laws, regulations and guidelines; our operating results have been, and may continue to be, adversely impacted by factors that impact our estimate of LTV (as defined below); our gradual expansion of the Encompass Solution may not be as successful as we expect; our business may be harmed if we lose our relationships with health plan partners or if our relationships with health plan partners change; health plan partners may reduce the commissions paid to us and change their underwriting practices in ways that reduce the number of, or impact the renewal or approval rates of, insurance policies sold through our platform; our management identified a material weakness in our internal controls over financial reporting, and we may be unable to develop, implement and maintain appropriate controls in future periods, which may lead to errors or omissions in our financial statements; we currently depend on a small group of health plan partners for a substantial portion of our revenue and losing our relationships with any of these health plan partners may disproportionately impact our financial position and performance; changes and developments in the health insurance system and laws and regulations governing the health insurance markets in the United States could materially adversely affect our business, operating results, financial condition and qualified prospects; we rely on certain services from the Centers for Medicare & Medicaid Services, and a federal government shutdown that impedes our ability to use these services may materially impact our business; information technology system failures could interrupt our operations; volatility in general economic conditions, including inflation, interest rates, and other commodity prices and exchange rates may impact our financial position and performance; we may lose key employees or fail to attract qualified employees; our failure to grow our customer base or retain our existing customers; we may not realize the benefits we expect from our strategic cash flow optimization and other cash management initiatives; our ability to sell Medicare-related health insurance plans is largely dependent on our licensed health insurance agents; operating and growing our business may require additional capital; and the Founders and Centerbridge have significant influence over us, including control over decisions that require the approval of stockholders.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in our 2022 Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 2023, our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2023, our forthcoming Quarterly Report on Form 10-Q for the third quarter ended September 30, 2023, and our other filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax (benefit) expense and depreciation and amortization expense, or EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; Sales per Submission; Cost per Submission and Adjusted Gross Margin per Submission. Adjusted EBITDA is the primary financial performance measure used by management to evaluate the business and monitor its results of operations. Sales per Submission, Cost per Submission and Adjusted Gross Margin per Submission are key operating metrics used by management to understand the Company’s underlying financial performance and trends.

Additional non-GAAP financial measures, including net revenue excluding the Lookback Adjustments, Adjusted EBITDA excluding the Lookback Adjustments, net revenue excluding both the Non-Encompass BPO Services revenue and the Lookback Adjustments and Adjusted EBITDA excluding both the Non-Encompass BPO Services gross margin and the Lookback Adjustments, are also discussed in this press release. The Lookback Adjustments are revenue adjustments that represent changes in estimates relating to performance obligations satisfied in prior periods and relate to the fiscal years 2021 and prior.

Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues. Sales per Submission represents Medicare Revenue per Submission as further adjusted for certain items summarized below in this press release. Cost per Submission represents Operating Expense per Submission as further adjusted for certain items summarized below in this press release. Adjusted Gross Margin represents Sales per Submission less Cost per Submission.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. Adjusted EBITDA is used as a basis for certain compensation programs sponsored by the Company. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable measures prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA, Adjusted EBITDA, net revenue excluding the Lookback Adjustments, Adjusted EBITDA excluding the Lookback Adjustments, net revenue excluding both the Non-Encompass BPO Services revenue and the Lookback Adjustments, Adjusted EBITDA excluding both the Non-Encompass BPO Services gross margin and the Lookback Adjustments, Sales per Submission, Cost per Submission and Adjusted Gross Margin per Submission to its most directly comparable GAAP financial measure, are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.

The Company is unable to provide a full reconciliation of guidance for Adjusted EBITDA without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company’s routine activities. This information is dependent upon future events, which may be outside of the Company’s control and could have a significant impact on its GAAP financial results for fiscal 2023.
Glossary
•“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release.

•“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.

•“Adjusted Gross Margin per Submission” refers to Sales per Submission less Cost per Submission.

•“Cost of Submission” refers to the aggregate cost to convert prospects into Submissions during a particular period. Cost of Submission is comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense, the impact of revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods and such expenses related to Non-Encompass BPO Services.

•“Cost per Submission” refers to (x) the aggregate cost to convert prospects into Submissions for a particular period (comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense and such expenses related to Non-Encompass BPO Services) divided by (y) either (i) a completed application with our licensed agent that is submitted to the insurance health plan partner and subsequently approved by the health plan partner during the indicated period, excluding applications through our Non-Encompass BPO Services or (ii) a transfer by our agent to the health plan partner through the Encompass marketplace during the indicated period.

•“EBITDA” represents net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense.

•“Gross margin” refers to net revenue divided by revenue share, marketing and advertising expenses and customer care and enrollment expenses.

•“LTV” refers to the Lifetime Value of Commissions, which we define as aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints.

•“Non-Encompass BPO Services” refer to programs in which GoHealth-employed agents are dedicated to certain health plan partners and agencies we partner with outside of the Encompass model.

•“Sales per Submission” refers to (x) the sum of (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, (ii) Encompass revenue, and (iii) partner marketing and enrollment services, divided by (y) the number of Submissions for such period.

•“Sales/Cost of Submission” refers to (x) the sum of (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, (ii) Encompass revenue, and (iii) partner marketing and enrollment services, divided by (y) the aggregate cost to convert prospects into Submissions (comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense) for such period. Sales and Cost of Submission exclude amounts related to Non-Encompass BPO Services.

•“Submission” refers to either (i) a completed application with our licensed agent that is submitted to the health plan partner and subsequently approved by the health plan partner during the indicated period, excluding applications through our Non-Encompass BPO Services or (ii) a transfer by our agent to the health plan partner through the Encompass marketplace during the indicated period.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

	Three months ended Sep. 30, 2023		Three months ended Sep. 30, 2022
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$132,037	100.0%	$133,052	100.0%	$(1,015)	(0.8)%
Operating expenses:
Revenue share	35,992	27.3%	48,044	36.1%	(12,052)	(25.1)%
Marketing and advertising	39,416	29.9%	22,661	17.0%	16,755	73.9%
Customer care and enrollment	46,472	35.2%	51,153	38.4%	(4,681)	(9.2)%
Technology	11,652	8.8%	11,061	8.3%	591	5.3%
General and administrative	12,967	9.8%	25,611	19.2%	(12,644)	(49.4)%
Amortization of intangible assets	23,514	17.8%	23,514	17.7%	—	—%
Operating lease impairment charges	—	—%	350	0.3%	(350)	(100.0)%
Restructuring and other related charges	—	—%	9,797	7.4%	(9,797)	NM
Total operating expenses	170,013	128.8%	192,191	144.4%	(22,178)	(11.5)%
Income (loss) from operations	(37,976)	(28.8)%	(59,139)	(44.4)%	21,163	(35.8)%
Interest expense	17,565	13.3%	15,630	11.7%	1,935	12.4%
Other (income) expense, net	771	0.6%	(115)	(0.1)%	886	(770.4)%
Income (loss) before income taxes	(56,312)	(42.6)%	(74,654)	(56.1)%	18,342	(24.6)%
Income tax (benefit) expense	(108)	(0.1)%	—	—%	(108)	NM
Net income (loss)	$(56,204)	(42.6)%	$(74,654)	(56.1)%	$18,450	(24.7)%
Net income (loss) attributable to non-controlling interests	(32,294)	(24.5)%	(44,649)	(33.6)%	12,355	(27.7)%
Net income (loss) attributable to GoHealth, Inc.	$(23,910)	(18.1)%	$(30,005)	(22.6)%	$6,095	(20.3)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic and diluted	$(2.61)		$(3.41)
Weighted-average shares of Class A common stock outstanding — basic and diluted	9,489		8,825
Non-GAAP financial measures:
EBITDA	$(12,482)		$(30,959)
Adjusted EBITDA	$(11,475)		$(14,327)
Adjusted EBITDA margin	(8.7)%		(10.8)%
_________________________
NM = Not meaningful

	Nine months ended Sep. 30, 2023		Nine months ended Sep. 30, 2022
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$457,974	100.0%	$562,299	100.0%	$(104,325)	(18.6)%
Operating expenses:
Revenue share	117,876	25.7%	167,041	29.7%	(49,165)	(29.4)%
Marketing and advertising	124,428	27.2%	151,408	26.9%	(26,980)	(17.8)%
Customer care and enrollment	134,035	29.3%	196,150	34.9%	(62,115)	(31.7)%
Technology	31,706	6.9%	34,569	6.1%	(2,863)	(8.3)%
General and administrative	73,440	16.0%	90,859	16.2%	(17,419)	(19.2)%
Amortization of intangible assets	70,543	15.4%	70,543	12.5%	—	—%
Operating lease impairment charges	2,687	0.6%	25,345	4.5%	(22,658)	(89.4)%
Restructuring and other related charges	—	—%	11,872	2.1%	(11,872)	NM
Total operating expenses	554,715	121.1%	747,787	133.0%	(193,072)	(25.8)%
Income (loss) from operations	(96,741)	(21.1)%	(185,488)	(33.0)%	88,747	(47.8)%
Interest expense	51,721	11.3%	39,752	7.1%	11,969	30.1%
Other (income) expense, net	739	0.2%	(65)	—%	804	NM
Income (loss) before income taxes	(149,201)	(32.6)%	(225,175)	(40.0)%	75,974	(33.7)%
Income tax (benefit) expense	(225)	—%	472	0.1%	(697)	(147.7)%
Net income (loss)	$(148,976)	(32.5)%	$(225,647)	(40.1)%	$76,671	(34.0)%
Net income (loss) attributable to non-controlling interests	(86,945)	(19.0)%	(138,340)	(24.6)%	51,395	(37.2)%
Net income (loss) attributable to GoHealth, Inc.	$(62,031)	(13.5)%	$(87,307)	(15.5)%	$25,276	(29.0)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic and diluted	$(7.04)		$(10.54)
Weighted-average shares of Class A common stock outstanding — basic and diluted	9,194		8,293
Non-GAAP financial measures:
EBITDA	$(18,580)		$(104,999)
Adjusted EBITDA	$18,091		$(34,995)
Adjusted EBITDA margin	4.0%		(6.2)%
_________________________
NM = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
(in thousands)	2023	2022	2023	2022
Net revenues	$132,037	$133,052	$457,974	$562,299
Net income (loss)	(56,204)	(74,654)	(148,976)	(225,647)
Interest expense	17,565	15,630	51,721	39,752
Income tax expense (benefit)	(108)	—	(225)	472
Depreciation and amortization expense	26,265	28,065	78,900	80,424
EBITDA	(12,482)	(30,959)	(18,580)	(104,999)
Share-based compensation expense (benefit)[1]	(545)	6,456	16,159	25,868
Professional services[2]	1,213	29	1,213	3,979
Legal fees[3]	339	—	14,692	—
Operating lease impairment charges[4]	—	350	2,687	25,345
Severance costs[5]	—	—	1,920	2,940
Restructuring and other related charges [6]	—	9,797	—	11,872
Adjusted EBITDA	$(11,475)	$(14,327)	$18,091	$(34,995)
Adjusted EBITDA margin	(8.7)%	(10.8)%	4.0%	(6.2)%
_________________________
(1)Represents non-cash share-based compensation expense (benefit) relating to equity awards, as well as share-based compensation expense (benefit) relating to liability classified awards that will be settled in cash.
(2)Represents costs primarily associated with non-recurring consulting fees and other professional services.
(3)Represents non-routine legal fees and accruals unrelated to our core operations.
(4)Represents operating lease impairment charges, reducing the carrying value of the associated ROU assets and leasehold improvements to the estimated fair values.
(5)Represents costs associated with the termination of executive employment and associated fees unrelated to restructuring activities.
(6)Represents employee termination benefits and other associated costs related to restructuring activities.
The following table summarizes net revenues and Adjusted EBITDA excluding the Lookback Adjustments and Non-Encompass BPO Services for the periods indicated (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
(in thousands)	2023	2022	2023	2022
Net revenues	$132,037	$133,052	$457,974	$562,299
Lookback Adjustments reported during the indicated periods[1]	—	2,788	—	8,269
Net revenue excluding Lookback Adjustments	132,037	135,840	457,974	570,568
Exit of Non-Encompass BPO Services	—	(17,554)	(9,322)	(75,610)
Net revenues excluding Lookback Adjustments and Non-Encompass BPO Services	132,037	118,286	448,652	494,958

Adjusted EBITDA	$(11,475)	$(14,327)	$18,091	$(34,995)
Lookback Adjustments reported during the indicated periods[1]	—	1,938	—	5,899
Adjusted EBITDA excluding Lookback Adjustments	(11,475)	(12,389)	18,091	(29,096)
Exit of Non-Encompass BPO Services	(851)	(2,511)	(2,518)	(13,319)
Adjusted EBITDA excluding Lookback Adjustments and Non-Encompass BPO Services	$(12,326)	$(14,900)	$15,573	$(42,415)
Adjusted EBITDA margin excluding Lookback Adjustments and Non-Encompass BPO Services	(9.3)%	(12.6)%	3.5%	(8.6)%
_________________________
(1)Excludes the impact of Lookback Adjustments on Non-Encompass BPO Services.

The table below depicts the disaggregation of revenue and is consistent with how the Company evaluates its financial performance (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
(in thousands)	2023	2022	2023	2022
Medicare Revenue
Agency Revenue
Commission Revenue[1]	$76,579	$82,308	$261,513	$383,028
Partner Marketing and Other Revenue	21,300	19,725	71,619	75,131
Total Agency Revenue	97,879	102,033	333,132	458,159
Non-Agency Revenue	33,510	12,851	106,586	22,151
Total Medicare Revenue	131,389	114,884	439,718	480,310
Other Revenue
Non-Encompass BPO Services Revenue	—	17,554	9,322	75,610
Other Revenue	648	614	8,934	6,379
Total Other Revenue	648	18,168	18,256	81,989
Total Net Revenue	$132,037	$133,052	$457,974	$562,299
(1)Commissions revenue excludes commissions generated through the Company’s Non-Encompass BPO Services as well as from the sale of individual and family plan insurance products.

The following table summarizes share-based compensation expense (benefit) by operating function for the periods indicated (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
(in thousands)	2023	2022	2023	2022
Marketing and advertising	$149	$556	$378	$1,212
Customer care and enrollment	519	738	1,847	1,993
Technology	676	884	2,365	2,493
General and administrative	(1,889)	4,277	11,569	20,170
Total share-based compensation expense (benefit)	$(545)	$6,456	$16,159	$25,868

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Sep. 30, 2023	Dec. 31, 2022
Assets
Current assets:
Cash and cash equivalents	$26,387	$16,464
Accounts receivable, net of allowance for doubtful accounts of $139 in 2023 and $89 in 2022	12,412	4,703
Commissions receivable - current	285,922	335,796
Prepaid expense and other current assets	21,599	57,593
Total current assets	346,320	414,556
Commissions receivable - non-current	609,831	695,637
Operating lease ROU asset	22,932	21,483
Other long-term assets	2,907	1,721
Property, equipment, and capitalized software, net	25,350	25,282
Intangible assets, net	430,069	500,611
Total assets	$1,437,409	$1,659,290
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,213	$15,148
Accrued liabilities	46,657	53,334
Commissions payable - current	103,640	122,023
Short-term operating lease liability	5,785	8,974
Deferred revenue	42,819	50,594
Current portion of long-term debt	—	5,270
Other current liabilities	12,661	10,112
Total current liabilities	217,775	265,455
Non-current liabilities:
Commissions payable - non-current	221,051	253,118
Long-term operating lease liability	40,819	38,367
Long-term debt, net of current portion	496,965	504,810
Other non-current liabilities	6,884	5,839
Total non-current liabilities	765,719	802,134
Commitments and Contingencies
Series A redeemable convertible preferred stock — $0.0001 par value; 50 shares authorized; 50 shares issued and outstanding at both September 30, 2023 and December 31, 2022. Liquidation preference of $50.9 million at September 30, 2023 and December 31, 2022.	49,302	49,302
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 9,707 and 8,963 shares issued; 9,550 and 8,950 shares outstanding at September 30, 2023 and December 31, 2022, respectively.	1	1
Class B common stock – $0.0001 par value; 616,021 and 616,259 shares authorized; 12,817 and 13,054 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively.	1	1
Preferred stock – $0.0001 par value; 20,000 shares authorized (including 50 shares of Series A redeemable convertible preferred stock authorized and 200 shares of Series A-1 convertible preferred stock authorized); 50 shares issued and outstanding at both September 30, 2023 and December 31, 2022.	—	—
Series A-1 convertible preferred stock— $0.0001 par value; 200 shares authorized; no shares issued and outstanding at both September 30, 2023 and December 31, 2022.	—	—
Treasury stock – at cost; 157 and 13 shares of Class A common stock at September 30, 2023 and December 31, 2022, respectively.	(2,423)	(345)
Additional paid-in capital	649,470	626,269
Accumulated other comprehensive income (loss)	(64)	(144)
Accumulated deficit	(419,054)	(357,023)
Total stockholders’ equity attributable to GoHealth, Inc.	227,931	268,759
Non-controlling interests	176,682	273,640
Total stockholders’ equity	404,613	542,399
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,437,409	$1,659,290

The following table sets forth the net cash provided by (used in) operating activities for the periods presented (unaudited):

Net cash provided by (used in) operating activities	Nine months ended Sep. 30,		Trailing Twelve Months ended Sep. 30,
	2023	2022	2023	2022
	$37,840	$101,903	$(3,159)	$(124,684)

In addition to traditional financial metrics, we rely upon certain business and operating metrics to evaluate our business performance and facilitate our operations. Below are the most relevant business and operating metrics, besides EBITDA and Adjusted EBITDA, for our single operating and reportable segment.
The following tables set forth the reconciliations of Medicare Revenue per Submission, Operating Expense per Submission, and Gross Margin per Submission to Sales per Submission, Cost Per Submission, and Adjusted Gross Margin per Submission for the periods indicated (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
	2023	2022	2023	2022
Sales per Submission
Medicare Revenue per Submission	$813	$934	$817	$892
Lookback Adjustments reported during the indicated periods[1]	—	23	—	15
Sales per Submission	$813	$957	$817	$907

Cost per Submission
Operating Expense per Submission	$1,052	$1,563	$1,031	$1,389
Indirect operating expenses[2]	(298)	(572)	(332)	(434)
Lookback Adjustments reported during the indicated periods[1]	—	7	—	4
Exit of Non-Encompass BPO Services	(5)	(122)	(16)	(115)
Share-based compensation expense[3]	(4)	(10)	(4)	(6)
Cost per Submission	$745	$866	$679	$838

Gross Margin per Submission[4]	$(239)	$(629)	$(214)	$(497)
Adjusted Gross Margin per Submission[5]	$68	$91	$138	$69

(1)Excludes the impact of Lookback Adjustments on Non-Encompass BPO Services.
(2)Indirect operating expenses include technology, general and administrative, amortization of intangible assets, operating lease impairment charges and restructuring and other related charges.
(3)Shared-based compensation expense included within marketing and advertising expenses and customer care and enrollment expenses.
(4)Medicare Revenue per Submission less Operating Expense per Submission.
(5)Sales per Submission less Cost per Submission.

The following table presents the number of Submissions for the periods presented (unaudited):

Submissions	Three months ended Sep. 30,
	2023	2022	Change	% Change
	161,550	122,964	38,586	31.4%

	Nine months ended Sep. 30,
	2023	2022	Change	% Change
	538,032	538,523	(491)	(0.1)%

The following table presents the Sales per Submission for the period presented (unaudited):

Sales Per Submission	Three months ended Sep. 30,
	2023	2022	$ Change	% Change
	$813	$957	$(144)	(15.0)%

	Nine months ended Sep. 30,
	2023	2022	$ Change	% Change
	$817	$907	$(90)	(9.9)%

The following are our Sales/Cost of Submission, Cost of Submission (in thousands) and Cost Per Submission for the three and nine months ended September 30, 2023 and 2022 (unaudited):

	Three months ended Sep. 30,		Nine months ended Sep. 30,
	2023	2022	2023	2022
Sales/Cost of Submission	1.1	1.1	1.2	1.1
Cost of Submission	$120,362	$106,432	$365,612	$451,535
Cost per Submission	$745	$866	$679	$838